Exhibit 10.10

THIRD ADDENDUM TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

BY AND BETWEEN

PAINCARE HOLDINGS, INC.

AND

RANDY LUBINSKY

THIS THIRD ADDENDUM (hereinafter “Addendum”) TO THAT CERTAIN SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT BY AND BETWEEN PAINCARE HOLDINGS, INC. AND RANDY LUBINSKY dated August 1, 2003, as amended (the “Employment Agreement”), is executed as of May 26, 2006 (the “Execution Date”) by and between PainCare Holdings, Inc., a Florida corporation (the “Company”) and Randy Lubinsky (“Employee”).

WHEREAS, the parties are desirous of modifying Employee’s compensation package all as set forth herein.

NOW, THEREFORE, in consideration of the promises and undertakings contained herein, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Company and Employee hereby agree as follows:

1. Terms. All defined terms in this Addendum shall have the same meaning as set forth in the Employment Agreement unless otherwise specifically stated herein.

2. Effective Date. The “Effective Date” of this Addendum shall be January 1, 2006.

3. Term of Employment. The “Scheduled Termination Date” shall be extended until December 31, 2010, unless renewed or earlier terminated pursuant to the provisions of the Employment Agreement. Assuming all conditions of the Employment Agreement have been satisfied and there has been no breach of the Employment Agreement during its initial term, Employee may extend the Term for an additional three year term at Employee’s election (“Extended Term”).

4. Vesting of Options. All options to purchase common stock of the Company that have been issued to Employee by the Company and remain outstanding shall be immediately vested in full as of the Execution Date.

5. Bonus. The Company shall pay Employee an annual cash bonus (the “Fixed Bonus”) equal to $200,000, payable in four equal installments commencing on March 31, 2006, and continuing on each June 30, September 30, December 31, and March 31 of each year during the Term and any Extended Term. Commencing on June 30, 2006, and continuing on each December 31 and June 30 during the Term and any Extended Term, the Board of Directors or the Compensation Committee thereof, shall conduct a review of the Employee’s performance of his duties. Based on the outcome of said review, the Board of Directors or the Compensation Committee thereof, as the case may be, may award an additional discretionary bonus to Employee (the “Discretionary Bonus,” and together with the Fixed Bonus the “Bonus”). The total Bonus paid to Employee in any calendar year shall not exceed 150% of Employees base salary for said calendar year.

6. Waiver of Accrued Bonus. Employee received Bonuses from the Company in 2003, 2004, and 2005 in an amount less than that to which Employee was entitled pursuant to the terms of the Employment Agreement. Employee hereby waives any right Employee has to any additional Bonuses for 2003, 2004, or 2005, and accepts the Bonuses received to date with respect to those years as payment in full of any obligation the Company may have under the Employment Agreement to pay Employee a Bonus with respect to those years.

7. Equity Compensation. At the discretion of the Board of Directors, or the Compensation Committee thereof, Employee may be awarded equity compensation in the form of options, restricted stock, or any other form, from time to time during the Term or any Extended Term. Any such equity compensation shall in no way impact the calculation of the Bonus cap set forth in Section 6.

8. Entire Agreement. The Employment Agreement, as modified hereby, supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Addendum was the subject of negotiation by the parties hereto. The parties agree that no prior drafts of this Addendum shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Addendum.

9. Counterparts. This Addendum may be executed in counterparts, all of which taken together shall be deemed one original.

10. Effect of Addendum. The Company’s Board of Directors and the Compensation Committee thereof have approved this Addendum. Except as otherwise provided herein, the terms and conditions of the Employment Agreement shall remain unchanged and are hereby republished in their entirety.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of the date first above written.

COMPANY

PainCare Holdings, Inc.

By:
Mark Szporka, CFO

EMPLOYEE

Randy Lubinsky

3